UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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Union Bankshares Corporation

(Name of Registrant as Specified In Its Charter)

Union Bankshares Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

UNION BANKSHARES CORPORATION

March 7, 2003

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Union Bankshares Corporation. The meeting will be held on Tuesday, April 15, 2003 at 2:00 p.m. at the Fredericksburg County Club located at 11031 Tidewater Trail in Fredericksburg, Virginia.

The primary business of the meeting will be to elect three directors, approve a stock incentive plan for employees of the Company and its subsidiaries, and ratify the appointment of the Company’s independent auditors for 2003. We also will report to you on the condition and performance of the Company and its subsidiaries, and you will have ample opportunity to question management on matters that affect the interests of all shareholders. The meeting will be followed by a reception that we hope you will be able to attend.

We hope you will be with us on April 15th. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided.

We appreciate your continued loyalty and support.

Sincerely,

/s/ G. William Beale
G. William Beale
President and Chief Executive Officer

UNION BANKSHARES CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on April 15, 2003

The Annual Meeting of Shareholders of Union Bankshares Corporation (the “Company”) will be held at the Fredericksburg County Club located at 11031 Tidewater Trail, Fredericksburg, Virginia at 2:00 p.m. on April 15, 2003 for the following purposes:

1.	To elect three (3) directors to serve for a three-year term;

2.	To approve the Company’s 2003 Stock Incentive Plan;

3.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2003; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

All shareholders of record at the close of business on February 21, 2003, are entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors

/s/ D. Anthony Peay

D. Anthony Peay

Senior Vice President and Corporate Secretary

March 7, 2003

Please promptly complete and return the enclosed proxy whether or not you plan to attend the Annual Meeting. If you attend the meeting in person, you may withdraw your proxy and vote your own shares.

UNION BANKSHARES CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 15, 2003

GENERAL

The enclosed proxy is solicited by the Board of Directors of Union Bankshares Corporation (the “Company”) for the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 15, 2003, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders or any adjournment thereof. The approximate mailing date of this Proxy Statement and accompanying proxy is March 7, 2003.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights of Shareholders

Only shareholders of record at the close of business on February 21, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on February 21, 2003, there were 7,589,524 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary, may be made in person or by telephone, or special letter by officers and employees of the Company or its subsidiaries, acting without compensation other than regular compensation.

ELECTION OF DIRECTORS—PROPOSAL ONE

Directors

The Company’s Board is divided into three classes (I, II and III). The term of office for Class I directors will expire at the Annual Meeting and the nominees to serve as Class I directors are set forth below. Each of the Class I nominees currently serves as a director of the Company. If elected, the Class I nominees will serve until the Annual Meeting of Shareholders held in 2006.

The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason the persons named as nominees below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for such other persons as the Board of Directors may designate.

The Board of Directors recommends that shareholders vote for the nominees set forth below. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

Name (Age)	Served as Director Since (1)	Principal Occupation During Past Five Years
2003 Class (Nominees):

Frank B. Bradley, III (55)	2001	President, Bradley Properties; formerly President and Chief Executive Officer of Fas Mart Convenient Stores, Inc., Mechanicsville, Virginia, until February 1998.

M. Raymond Piland, III (69)	1980	President, Williamsburg Millwork Corporation, Bowling Green, Virginia.

William M. Wright (75)	1962	Chief Executive Officer of Wood Preservers, Inc., a lumber treatment company headquartered in Warsaw, Virginia.

2004 Class (Directors Serving Until the 2004 Annual Meeting):

Ronald L. Hicks (56)	1985	Chairman of the Board of the Company since 1998; Attorney, of Counsel to Jarrell, Hicks and Sasser, Spotsylvania County, Virginia; Chairman of the Board of Union Bank & Trust Company since 1987.

W. Tayloe Murphy, Jr. (69)	1966	Attorney, in Warsaw, Virginia; Secretary of Natural Resources for the State of Virginia; Delegate of the Virginia General Assembly from 1982 until 2000.

A. D. Whittaker (63)	1981	President, A. D. Whittaker, Inc., a commercial construction firm in Hanover County, Virginia.

Name (Age)	Served as Director Since (1)	Principal Occupation During Past Five Years
2005 Class (Directors Serving Until the 2005 Annual Meeting):

G. William Beale (53)	1990	President and Chief Executive Officer of the Company since its inception; President of Union Bank & Trust Company since 1991.

B. Walton Mahon (74)	1965	Investor; Formerly served as Chairman of the Board of the Company from 1993 to 1998 and as President of Union Bank & Trust Company from 1965 to 1991.

(1)	With the exception of Directors Bradley and Wright, who were appointed to the Board in January 2001, each director has served on the Board of Directors of the Company since the consummation of the affiliation of Union Bancorp, Inc. and Northern Neck Bankshares Corporation in July 1993, which created the Company. The date above refers to the year in which Messrs. Beale, Hicks, Mahon, Piland, and Whittaker were first elected to the Board of Directors of Union Bank & Trust Company, and Messrs. Murphy and Wright were first elected to the Board of Directors of Northern Neck State Bank.

Board of Directors and Committees

There were seven meetings of the Board of Directors in 2002. Each incumbent director attended greater than 75% of the aggregate number of meetings of the Board of Directors and its committees of which he was a member in 2002.

There are no family relationships among any of the directors or among any directors and any officer. None of the directors serve as directors of other publicly-held companies.

The Board of Directors has, among others, a standing Executive Committee, Audit Committee and Compensation Committee.

Executive Committee. The Executive Committee is composed of G. William Beale, Ronald L. Hicks, W. Tayloe Murphy and A. D. Whittaker. The committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors to act between meetings of the Board, except for certain matters reserved to the Board by law. In 2002, there were two meetings of the Executive Committee.

Audit Committee. The Audit Committee is composed of A. D. Whittaker, M. Raymond Piland, III and Frank B. Bradley, III. In addition, each of the Company’s subsidiary banks has designated one of its directors to serve as a non-voting advisor to the Audit Committee. These advisors include Daniel I. Hansen of the Union Bank & Trust Company Board, William H. Hughes, CPA of the Northern Neck State Bank Board, Elisabeth Jones of the Rappahannock National Bank Board and Alison Morrison of the Bank of Williamsburg Board. The functions of the committee are to recommend selection of independent certified public accountants, to approve the scope of the independent accountants’ audit, to review the reports of examination by the regulatory agencies, the independent accountants and the internal auditor and to issue its report to the Board of Directors. All members of the Audit Committee are “independent directors” within the meaning of the listing standards of Nasdaq. The Audit Committee met five times in 2002.

Compensation Committee. The Compensation Committee consists of Ronald L. Hicks, W. Tayloe Murphy and A. D. Whittaker. The function of this committee is to recommend the compensation to be paid to the executive officers of the Company. It also administers all incentive and stock option plans for the benefit of such officers and directors eligible to participate in such plans. The Compensation Committee met two times in 2002.

Directors’ Fees

As compensation for their services, each member of the Board of Directors of the Company receives $600 for each meeting of the Board attended. In addition, standing committee members receive $200 for each committee meeting attended. Additionally, an annual retainer of 200 shares of the Company’s common stock is paid to each director attending 75% of all Board meetings. Board members who are also officers do not receive any additional compensation above their regular salary for any Board or committee meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s Report to the Shareholders, which follows, was approved and adopted by the committee on February 27, 2003 and by the Board of Directors on February 27, 2003.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for 2002 with management, discussed with Yount, Hyde & Barbour, P.C., the Company’s independent auditors, the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), received communications from the auditors as to their independence, and discussed with Yount, Hyde & Barbour, P.C. matters relating to their independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Based on its review and discussions with the auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 filed by the Company with the Securities and Exchange Commission.

The following fees were paid to Yount, Hyde & Barbour, P.C. (“YHB”), Union Bankshares Corporation’s certified public accountants, for services provided to the Company for the fiscal year ended December 31, 2002 and to Cherry, Bekaert & Holland, L.L.P. (“CBH”) for services provided to Mortgage Capital Investors, a subsidiary of Union Bank & Trust Company, for the fiscal year ended December 31, 2002.

	YHB	CBH
Audit Fees:	$66,200	$20,434
Financial Information Systems Design & Implementation Fees:	—	—
All Other Fees:	$29,234	$10,655

Audit fees are fees billed for the audit of the Company’s financial statements and for the required quarterly reviews of those statements. Financial information systems design and implementation fees are fees billed for financial information systems design work and implementation fees for services rendered as part of that work for the most recent fiscal year. All other fees include payments for any other types of services provided, including, but not limited to, preparation of income tax returns, audits of benefits plans and compliance audits.

The Audit Committee of the Board of Directors believes that the non-audit services provided by Yount, Hyde & Barbour, P.C. and Cherry, Bekaert & Holland, L.L.P are compatible with maintaining the auditor’s independence.

A. D. Whittaker, Chairman

Frank B. Bradley, III

M. Raymond Piland, III

William H. Hughes, CPA (Advisory Member)

Daniel I. Hansen (Advisory Member)

Elisabeth Jones (Advisory Member)

Alison Morrison (Advisory Member)

OWNERSHIP OF COMPANY COMMON STOCK

The following table sets forth, as of February 21, 2003, certain information with respect to the beneficial ownership of the Company’s common stock held by each director and director-nominee of the Company, each executive officer named in the Summary Compensation Table below, and by all the directors and executive officers as a group. As of February 21, 2003, no shareholder of the Company beneficially owned 5% or more of the Company’s common stock.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class
G. William Beale	36,376	(3)(4)	(2)
Frank B. Bradley, III	1,200		(2)
Ronald L. Hicks	26,318	(3)	(2)
B. Walton Mahon	101,455	(3)	1.33%
W. Tayloe Murphy, Jr.	165,322	(3)	2.18%
M. Raymond Piland, III	10,880	(3)	(2)
A. D. Whittaker	53,746	(3)	(2)
William M. Wright	44,648	(3)	(2)
John C. Neal	16,449	(3)(4)	(2)
N. Byrd Newton	24,675	(3)(4)	(2)
D. Anthony Peay	6,069	(3)(4)	(2)
All directors and executive officers as a group	487,138	(4)	6.39%

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Represents less than 1% of the Company’s common stock.
(3)	Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Beale, 3,991 shares; Mr. Hicks, 10,818 shares; Mr. Mahon, 21,455 shares; Mr. Murphy, 70,400 shares; Mr. Piland, 2,880 shares; Mr. Whittaker, 30,498 shares; Mr. Wright, 4,128 shares; Mr. Neal, 360 shares; Mr. Newton, 5,298 shares; and Mr. Peay, 389 shares.

(footnotes continued on next page)

(4)	Includes shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s 1993 Stock Option Plan as follows: Mr. Beale, 18,511shares; Mr. Neal, 10,802 shares; Mr. Newton, 4,500 shares; Mr. Peay, 3,000 shares.

EXECUTIVE COMPENSATION

The following table provides information on the compensation accrued or paid by the Company or its subsidiaries during the calendar years 2002, 2001 and 2000 for the chief executive officer and the three other executive officers (the “named executive officers”) who received total annual salary and bonus in excess of $100,000 during 2002.

Summary Compensation Table

				Long-Term Compensation
Name and		Annual Compensation (1)		Securities Underlying	All Other
Principal Position	Year	Salary	Bonus	Options (2)	Compensation (3)
G. William Beale	2002	$220,000	$8,764	3,500	$47,911
President/CEO	2001	184,200	35,177	2,500	40,414
Union Bankshares	2000	182,545	4,145	1,200	26,609

John C. Neal	2002	$139,000	$6,143	2,500	$34,113
EVP/COO	2001	129,375	24,296	1,500	23,207
Union Bank	2000	129,375	4,856	1,170	16,498

N. Byrd Newton	2002	$120,000	$8,296	500	$12,929
President/CEO	2001	115,000	6,634	500	9,077
Northern Neck	2000	97,553	5,323	1,000	4,737
State Bank

D. Anthony Peay	2002	$120,000	$4,578	2,000	$28,373
SVP/CFO	2001	96,643	18,248	1,500	17,497
Union Bankshares	2000	95,065	3,706	—	12,394

(1)	The amount of compensation in the form of perquisites or other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in each year.
(2)	While the Company’s 1993 Stock Option Plan permits the granting of restricted stock awards, no such awards have been made. This plan is the Company’s only stock-based long-term compensation plan currently in effect.
(3)	Includes for 2002: (i) $5,957 accrued on behalf of Mr. Beale under deferred compensation arrangements; (ii) a $27,957 matching contribution to Mr. Beale’s, $23,053 to Mr. Neal’s, $6,519 to Mr. Newton’s and $19,784 to Mr. Peay’s 401(k) plan accounts under the Profit Sharing and Thrift Plan; (iii) a contribution of $13,040 to Mr. Beale’s, $10,455 to Mr. Neal’s, $5,517 to Mr. Newton’s and $8,323 to Mr. Peay’s ESOP plan accounts under the Profit Sharing and Thrift Plan, and (iv) economic benefit attributable to a bank owned life insurance plan of $957, $605, $893 and $266 for Messrs. Beale, Neal, Newton and Peay, respectively.

Stock Option Grants in 2002

The Company’s 1993 Stock Option Plan provides for the granting of both incentive and non-qualified stock options and restricted stock awards to executive officers and key employees of the Company and its subsidiaries. No restricted stock awards have been granted under the plan. The following table provides certain information concerning stock options granted during 2002 to the named executive officers.

	Individual Grants
	Number of Shares Underlying Options	Percent of Total Options Granted to Employees	Exercise Price per	Expiration	Potential Realizable Value (1)
Name	Granted	in 2002	Share	Date	5%	10%
G. William Beale	3,500	6.3%	$16.00	1/2/12	$35,218	$89,250
John C. Neal	2,500	4.6	16.00	1/2/12	25,156	63,750
N. Byrd Newton	500	0.9	16.00	1/2/12	5,031	12,750
D. Anthony Peay	2,000	3.6	16.00	1/2/12	20,125	30,630

(1)	Potential realizable value at the assumed annual rates of stock price appreciation indicated, based on actual option term (10 years) and annual compounding, less cost of shares at exercise price.

Stock Option Exercises in 2002 and Year-End Option Values

The following table shows certain information with respect to the number and value of unexercised options at year-end for the named executive officers.

	Number of Shares Acquired	Value	Number of Shares Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002 (1) Exercisable
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
G. William Beale	13,209	$216,758	15,7771	8,220	$178,077	$92,850
John C. Neal	-0-	—	8,968	5,202	107,609	61,241
N. Byrd Newton	-0-	—	3,320	2,580	30,999	30,195
D. Anthony Peay	4,000	55,920	1,900	3,600	15,731	42,675

(1)	Calculated by subtracting the exercise price from the fair market value of the stock at December 31, 2002 (the closing price of the Company’s common stock as reported on Nasdaq on such date).

Employee Benefit Plans

The Company and certain of its subsidiaries maintain several tax qualified and non-qualified employee benefit plans for their employees, which are described below.

The Company’s Plans

Profit Sharing and Thrift Plan. The Company has adopted a defined contribution plan, established in accordance with Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). Under the 401(k) Plan, employees of the Company are eligible to participate after six months of employment. The 401(k)

Plan provides for employee pre-tax contributions, not to exceed 50% of the employee’s compensation. The Company is required to match employee contributions up to 3% of the employee’s compensation. The Company is not required to, but may, make additional contributions to the 401(k) Plan. Employer contributions vest 20% after 2 years, 40% after 3 years, 60% after 4 years, 80% after 5 years and are fully vested after 6 years. Employees have numerous investment options under the 401(k) Plan including various mutual funds, but may not invest in the Company’s stock through the 401(k) Plan.

Employee Stock Ownership Plan. The Company also offers a Non-Contributory Employee Stock Ownership Plan and Trust (the “ESOP”), under which all salaried employees (the “Participants”) who are at least 18 years of age and who have been employed by the Company for at least 6 months are eligible to participate. Allocations of contributions under the ESOP are discretionary at the election of the Company’s and subsidiaries’ Boards of Directors, and Participants are not permitted to make contributions to the ESOP. Contributions to a Participant’s account are based on proportionate “covered compensation” of the employee (generally total pay as an eligible employee and while a participant). These contributions vest 20% after 2 years, 40% after 3 years, 60% after 4 years, 80% after 5 years and are fully vested after 6 years. Service before age 18 does not count toward vesting.

Distributions under the ESOP are made in common stock and any cash allocated to the Participant’s account in a lump sum payment. In-service withdrawals and cash dividend withdrawals are permitted in certain cases from vested account balances.

Union Bank & Trust Company’s Plans

Deferred Compensation Plan. Prior to 1997, Union Bank & Trust Company (“Union Bank”) offered its directors the option to participate in a deferred supplemental compensation program. Participating directors have entered into agreements with Union Bank to participate in the program. To participate in this plan, a director must elect to forego the director’s fees that would otherwise be payable to him by Union Bank for a period of twelve consecutive months beginning immediately after his election to participate. After the twelve month period runs, the director again begins to receive the full amount of directors fees payable by Union Bank.

While its obligation under each agreement represents an unsecured, general obligation of Union Bank, a substantial portion of the benefits payable under the agreements is funded by key-person life insurance owned by Union Bank on each director. The fees deferred by each participating director are applied towards the first year’s premium expense of a life insurance policy and thereafter Union Bank pays the premiums. Each agreement provides that the director will receive from Union Bank a designated fixed amount, payable in equal monthly installments over a period of ten years beginning upon his retirement at age 65. No interest is paid on the installments. The amount of each director’s monthly benefit is actuarially determined based on, among other factors, the age and health condition of each director at the time he elects to participate in the program. In the event a director retires but dies before receiving all the installments due under the agreement, Union Bank has the option of making one lump sum payment (based on the discounted present value of the remaining installment obligation) to the director’s designated beneficiary or his estate or continuing the balance of the installment payments in accordance with the original payment plan. Each agreement further provides that a reduced fixed amount is payable in the event of a director’s death prior to reaching retirement age.

The agreement with Mr. Beale calls for Union Bank to pay him $26,500 per year for ten years upon his retirement at age 65. The agreements with certain other directors calls for Union Bank to pay an annual installment in the following amounts upon their retirement, as follows: Mr. Piland, $13,004; Mr. Hicks, $55,364; Mr. Whittaker, $16,345; and Mr. Mahon, $5,887. As of December 31, 2002, Union Bank had accrued approximately $314,575 to cover its obligations under all these agreements.

While the insurance policies were purchased as a means of funding the deferred compensation liability created under this plan, there exists no obligation to use any insurance funds from policy loans or death proceeds to curtail the deferred compensation liability. Under the terms of the directors’ benefit plan, a participant, or his beneficiary, will receive upon retirement a monthly retirement payment for life, payable for a minimum of 15 years. The plan also provides for a reduced payment to a participant’s beneficiary in the event that the participant dies prior to retirement, payable for a period of 15 years from the date of death. A participant’s retirement date is considered to be the later of the date a participant turns age 65 or completes 10 years of plan participation.

The Company also offers a non-qualified deferred compensation plan for executives by which designated officers of the Company can elect to defer either salary or bonus to this plan. Eligibility is determined by the board and is currently available to all officers of the company. The money remains with the Company as part of a Rabbi Trust which is self directed through mutual fund choices. There are no Company contributions to this plan. Benefit payments and form of payment are defined by the participant. Currently participants are only directing small bonus amounts to this plan.

Split-Dollar Life Insurance Plan

Union Bankshares Corporation, Union Bank, Northern Neck State Bank, Rappahannock National Bank and the Bank of Williamsburg all provide a Split-Dollar Life Insurance Plan to officers designated by the Board to participate in the plan. The insurance benefit under this program is equal to three times the participant’s annual salary. The policies funding the plan are owned by one of the member banks. All policy cash values, plus policy death benefits in excess of the plan benefit, are retained by the owner-bank.

Employment Contracts and Termination and Change in Control Arrangements

The Company and Mr. Beale entered into an employment agreement effective April 1, 1999. The agreement had a two-year initial term and is extended for successive one-year terms unless the Company elects not to extend the term of the agreement by providing at least twelve months prior notice, which it has not done. The initial employment agreement provided for an annual base salary of $170,000, which has been adjustable annually at the discretion of the Board, and annual cash bonuses in such amounts as determined by the Board. The Company may terminate Mr. Beale’s employment at any time for “Cause” (as defined in the agreement) without incurring any additional obligations to him. If the Company terminates Mr. Beale’s employment for any reason other than for “Cause” or if Mr. Beale terminates his employment for “Good Reason” (as defined in the agreement), the Company will be obligated to continue to provide the compensation and benefits specified in the agreement until the expiration of its term. The employment agreement will terminate in the event that there is a change in control of the Company, at which time the change in control agreement described below between the Company and Mr. Beale will become effective and any termination benefits will be determined and paid solely pursuant to the change in control agreement.

The Company also has an agreement with each of Mr. Beale and Mr. Peay that becomes effective upon a change in control of the Company. Under the terms of these agreements, the Company or its successor agrees to continue Mr. Beale and Mr. Peay in its employ for a term of three years after the date of a change in control. During the term of the contracts, Mr. Beale and Mr. Peay will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to the immediate prior year and bonuses at least equal to the annual bonuses paid prior to the change in control. If Mr. Beale’s or Mr. Peay’s employment is terminated during the three years other than for cause or disability as defined in the agreement, or if either should terminate employment because a material term of their contract is breached by the Company, he will be entitled to a lump sum payment, in cash, within thirty days after the date of termination. This lump sum will be equal to 2.9 times the sum of Mr. Beale’s base salary, annual bonus, and equivalent benefits, and 2.0 times the sum of Mr. Peay’s base salary, annual bonus and equivalent benefits.

Compensation Committee Report on Executive Compensation

Compensation for the President and Chief Executive Officer of the Company is determined by the Board of Directors, excluding the President and Chief Executive Officer, based on the recommendation of the Compensation Committee of the Board. The Compensation Committee bases its recommendation on consideration of various factors, including the financial performance of the Company, the individual performance of the President and Chief Executive Officer and the compensation paid to persons in comparable positions within the industry.

Compensation for executive officers other than the President and Chief Executive Officer is determined by the Board of Directors based on the recommendation of the President and Chief Executive Officer. Compensation levels for all executive officers are determined based on the performance of the Company, performance judgments as to the past and future contributions of the individual officers and compensation paid to executives in similar positions in the industry.

The Board and the Compensation Committee use a subjective approach to the determination of compensation based on the factors noted above. They do not rely on formulas or weights of specific factors and neither the profitability of the Company nor the market value of its stock are directly utilized in computing the executive officer base compensation. The Company’s executive compensation program has relied almost exclusively on base salary as its primary component.

Members of the Compensation Committee

Ronald L. Hicks

W. Tayloe Murphy

A. D. Whittaker

Compensation Committee Interlocks and Insider Participation

During 2002 and up to the present time, there were transactions between Union Bank and Northern Neck State Bank and the members of the Compensation Committee (Messrs. Hicks, Murphy and Whittaker), or their associates, all consisting of extensions of credit by either Bank in the ordinary course of its business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involve more than the normal risk of collectibility or present other unfavorable features.

SHAREHOLDER RETURN

The Company is subject to the rules of the Securities and Exchange Commission that require all public companies to present a graph of total investment return in their annual proxy statements. The graph below compares the yearly percentage change in the Company’s cumulative total shareholder return with the cumulative total return of the Nasdaq Stock Market Index and of the Nasdaq National Market (“Nasdaq/NM”) Bank Index, assuming that investments of $100 were made on December 31, 1997, and that dividends were reinvested.

[GRAPH HERE]

	1997	1998	1999	2000	2001	2002
Union Bankshares Performance Index	$100.00	$81.49	$70.24	$52.10	$81.49	$134.05
Nasdaq Stock Market Index	100.00	140.99	261.48	157.42	124.89	86.33
Nasdaq/NM Bank Index	100.00	99.36	95.51	108.95	117.97	120.61

APPROVE THE UNION BANKSHARES CORPORATION

2003 STOCK INCENTIVE PLAN—PROPOSAL TWO

We are asking you to approve the Union Bankshares Corporation 2003 Stock Incentive Plan that was adopted by the Board of Directors on October 31, 2002, and is effective July 1, 2003 subject to shareholder approval. As adopted, the 2003 plan makes available up to 350,000 shares of common stock for granting restricted stock awards and stock options in the form of incentive stock options and non-statutory stock options to employees of the Company and its subsidiaries. The Company is asking shareholders to approve the 2003 plan because the Company’s existing stock option plan, which was approved by shareholders in 1993, will terminate during 2003 in accordance with the provisions of such plan.

The Board of Directors recommends the approval of the Union Bankshares Corporation 2003 Stock Incentive Plan, and proxies solicited by the Board will be voted in favor thereof unless a shareholder has indicated otherwise on the proxy.

The more significant features of the 2003 plan are described below. If you would like a copy of the plan, please make a written request to the Corporate Secretary of the Company. In addition, you may obtain a copy online from the Company’s Proxy Statement as filed with the Securities and Exchange Commission. The SEC’s website address is www.sec.gov.

Purpose

The purpose of the plan is to promote the success of the Company by providing greater incentive to employees to associate their personal interests with the long-term financial success of the Company and with growth in shareholder value. The plan is designed to provide flexibility to us in our ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of our operations largely depends. The plan will terminate on June 30, 2013, unless sooner terminated by the Board of Directors.

Administration

The plan is administered by the Compensation Committee (the “Committee”). The Committee has the power to select plan participants and to grant stock options and restricted stock on terms the Committee considers appropriate; however, any award made to a Committee member must be approved by the Board of Directors. In addition, the Committee has the authority to interpret the plan, to adopt, amend or waive rules or regulations for the plan’s administration, and to make all other determinations for administration of the plan.

Stock Options

Stock options granted under the plan may be incentive stock options or non-statutory stock options. A stock option entitles the employee to purchase shares of common stock at the option price. The Committee will fix the option price at the time the stock option is granted, but in the case of an incentive stock option the exercise price cannot be less than 100% of the shares’ fair market value on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder of the company, 110% of the shares’ fair market value on the date of grant). The value in incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the plan or any other similar plan maintained by the Company is limited to $100,000. The option price may be paid in cash or with shares of common stock, or a combination of cash and common stock, if permitted under the recipient’s option agreement. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Committee, including the requirement that they will not be exercisable after ten years from the grant date.

Restricted Stock

The plan permits the grant of stock awards (shares of common stock) to employees. A stock award may be, but is not required to be, forfeitable or otherwise restricted until certain conditions are satisfied. These conditions may include, for example, a requirement that the employee complete a specified period of service or that certain objectives be achieved. Any restriction imposed on a stock award will be determined by the Committee.

Transferability

In general, stock options and restricted stock may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution.

Shares Subject to the Plan

Up to 350,000 shares of common stock may be issued to plan participants under the plan. The maximum number of shares with respect to which stock options or restricted stock awards may be granted in any calendar year to an employee is 50,000 shares. To date, no stock options or restricted stock awards have been granted under the plan.

In general, if any stock option granted terminates, expires or lapses for any reason other than as a result of being exercised, or if shares issued pursuant to the plan are forfeited, the common stock subject to the forfeited stock option or restricted stock award will be available for further stock options and restricted stock awards.

Certain Federal Income Tax Consequences

Generally, no federal income tax liability is incurred by a plan participant at the time a stock option is granted. If the stock option is an incentive stock option, no income will be recognized upon the participant’s exercise of the stock option. Income is recognized by participant when he or she disposes of shares acquired under an incentive stock option. The exercise of a non-statutory stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option exercise price.

The Company will be entitled to claim a federal business expense tax deduction on account of the exercise of a non-statutory stock option. The amount of the deduction is equal to the ordinary income recognized by the participant. The Company generally will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option, but may claim a federal income tax deduction on account of certain disqualifying dispositions of stock acquired upon the exercise of an incentive stock option.

Federal income tax is incurred on the award of restricted stock when the stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the recipient of the restricted stock makes a Section 83(b) election to have the grant taxed as compensation income at fair market value on the date of grant. At that time, the employee recognizes income equal to the fair market value of the common stock.

Changes in Capitalization and Similar Changes

In the event of any change in the outstanding shares of common stock by reason of any stock dividend, stock split, recapitalization or otherwise, the aggregate number of shares of common stock reserved under the plan, and the terms, exercise price and number of shares of any outstanding stock options will be equitably adjusted by the Committee in its discretion to preserve the benefits of the stock options for plan participants. For instance, a two-for-one stock split would double the number of shares reserved under the plan. Similarly, for outstanding stock options it would double the number of shares covered by each stock option and reduce its exercise price by one-half.

Vote Required

Approval of the plan requires the affirmative vote of a majority of the shares actually voting, in person or by proxy, at the Annual Meeting.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2002, relating to the Company’s 1993 Stock Option Plan, pursuant to which grants of options to acquire shares of common stock may be granted from time to time.

Equity Compensation Plan Information

	Year Ended December 31, 2002
	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plan
Equity compensation plans approved by shareholders	194,000	(1)	$16.47	206,000
Equity compensation plans not approved by shareholders	—		—	—
Total	194,000		$16.47	206,000

(1)	Consists of options granted pursuant to the Company’s 1993 Stock Option Plan.

INDEPENDENT AUDITORS—PROPOSAL THREE

The Board of Directors, upon recommendation of the Audit Committee, has appointed Yount, Hyde & Barbour, P.C. as the Company’s independent public accountants for the year ending December 31, 2003, and has further directed that such selection of independent public accountants be ratified by the shareholders at the Annual Meeting. Yount, Hyde & Barbour, P.C. has been serving the Company since 1999. Representatives of Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2003.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

Certain directors and officers of the Company and its subsidiaries and members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of Union Bank, Northern Neck State Bank, Rappahannock National Bank, Bank of Williamsburg, Union Investment Services and Mortgage Capital Investors. As such, these persons engaged in transactions with the Company and its subsidiaries in the ordinary course of business during 2002, and will have additional transactions with these companies in the future. All loans extended and commitments to lend by the banks to such persons are made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company’s common stock. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, insiders of the Company complied with all filing requirements during 2002 with the exception of Mr. Whittaker for whom a report was not filed timely with respect to one transaction.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with the recommendation of the Board of Directors.

SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for possible inclusion in the 2004 Proxy Statement, it must be received by the Company’s Corporate Secretary, D. Anthony Peay, Union Bankshares Corporation, 212 N. Main Street, P.O. Box 446, Bowling Green, Virginia 22427 on or before November 8, 2003.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials. The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify us by sending a written request to Union Bankshares Corporation, Corporate Secretary, D. Anthony Peay, Union Bankshares Corporation, 212 N. Main Street, P.O. Box 446, Bowling Green, Virginia 22427.

Annual Report on Form 10-K. Accompanying this Proxy Statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. The Company encourages its shareholders to read the Form 10-K as it contains information on the Company and its subsidiaries, as well as the Company’s audited financial statements.

Appendix A

UNION BANKSHARES CORPORATION

2003 STOCK INCENTIVE PLAN

ARTICLE I

Establishment, Purpose, and Duration

1.1 Establishment of the Plan. Union Bankshares Corporation, a Virginia corporation (the “Company”), hereby establishes an incentive compensation plan for the Company and its subsidiaries to be known as the “Union Bankshares Corporation 2003 Stock Incentive Plan,” as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights and Restricted Stock to Key Employees of the Company or its Subsidiaries.

The Plan was adopted by the Board of Directors of the Company on October 31, 2002, and shall become effective on July 1, 2003 (the “Effective Date”), subject to the approval by vote of shareholders of the Company in accordance with applicable laws.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its subsidiaries by providing incentives to Key Employees that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company, including its subsidiaries, in its ability to motivate, attract, and retain the services of Key Employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article X herein, until June 30, 2013, at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms.

ARTICLE II

Definitions

2.1 Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Agreement” means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

(c) “Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Restricted Stock.

(d) “Award Date” or “Grant Date” means the date on which an Award is made by the Committee under this Plan.

(e) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(f) “Board” or “Board of Directors” means the Board of Directors of the Company, unless otherwise indicated.

(g) “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i) any Person (other than the Company, any Subsidiary, a trustee or other fiduciary holding securities under any employee benefit plan of the Company, or its Subsidiaries), who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) if, at any time after the Effective Date, the composition of the Board of Directors of the Company shall change such that a majority of the Board of the Company shall no longer consist of Continuing Directors; or

(iii) if at any time, (1) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (2) any Person shall consolidate with or merge with the Company, and the Company shall be the continuing or surviving corporation and, in connection therewith, all or part of the outstanding Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (3) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (4) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” means the committee of the Board of Directors appointed by the Company to administer the Plan pursuant to Article III herein, all of the members of which shall be “disinterested persons” as defined in Rule 16b-3, as amended, under the

Exchange Act or any similar or successor rule. Unless otherwise determined by the Board of Directors of the Company, the members of the committee responsible for executive compensation who are not employees of the Company or its Subsidiaries shall constitute the Committee.

(j) “Company” means Union Bankshares Corporation, or any successor thereto as provided in Article XII herein.

(k) “Continuing Director” means an individual who was a member of the Board of Directors Corporation on the Effective Date or whose subsequent nomination for election or re-election to the Board of Directors Corporation was recommended or approved by the affirmative vote of two-thirds of the Continuing Directors then in office.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” of a Share means the fair market value as quoted on a recognized stock quotation system, exchange or bulletin board or, in the alternative, as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

(n) “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

(o) “Key Employee” means an officer or other key employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

(p) “Nonqualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article VI herein, which is not intended to be an Incentive Stock Option.

(q) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(r) “Participant” means a Key Employee who is granted an Award under the Plan.

(s) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Article VII herein.

(t) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(u) “Plan” means the Union Bankshares Corporation 2003 Incentive Stock Plan, as described and as hereafter from time to time amended.

(v) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article VII herein.

(w) “Stock” or “Shares” means the common stock of the Company.

(x) “Subsidiary” shall mean a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more of its Subsidiaries.

ARTICLE III

Administration

3.1 The Committee. The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award or the termination of any Period of Restriction; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

3.2 Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees as may be selected by it. Each Award shall be evidenced by an Agreement.

3.3 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding.

3.4 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act.

3.5 Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

ARTICLE IV

Stock Subject to the Plan

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 350,000. No more than one-third of the aggregate number of such Shares shall be issued in connection with Restricted Stock Awards. Except as provided in Sections 4.2 herein, the issuance of Shares in connection with the exercise of, or as other payment for Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan.

4.2 Lapsed Awards or Forfeited Shares. If any Award granted under this Plan (for which no material benefits of ownership have been received, including dividends) terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, or if Shares issued pursuant to Awards (for which no material benefits of ownership have been received, including dividends) are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan.

4.3 Capital Adjustments. The number and class of Shares subject to each outstanding Award, the Option Price and the aggregate number and class of Shares for which Awards thereafter may be made shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company. To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 4.3 to outstanding awards shall be made so that that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the adjustment and (ii) the ratio of the Option Price to the market value per Share is not reduced.

4.4 Per-Employee Limit. The maximum number of Shares with respect to which an Award may be granted in any calendar year to any Key Employee during such calendar year shall be 50,000.

ARTICLE V

Eligibility

Persons eligible to participate in the Plan include all employees of the Company and its Subsidiaries who, in the opinion of the Committee, are Key Employees.

ARTICLE VI

Stock Options

6.1 Grants to Key Employees. Subject to the terms and provisions of the Plan, Options may be granted to Key Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulation thereunder.

6.2 Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or Nonqualified Stock Option not intended to be within the provisions of Section 422 of the Code.

6.3 Option Price. The exercise price per share of Stock covered by an Option (“Option Price”) shall be determined by the Committee subject to the following limitations. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date. An ISO granted to an employee who, at the time of grant, owns (within the meaning of Section 425(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock.

6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its Award Date.

6.5 Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants. No Option, however, shall be exercisable until the expiration of at least six months after the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant.

6.6 Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price shall be payable to the Company in full either (a) in cash, (b) by delivery of Shares of Stock that the Participant has previously acquired and owned valued at Fair Market Value at the time of exercise, (c) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company stock, the amount necessary to pay the Option Price and, if required by the committee, applicable withholding taxes, (d) delivery of a promissory note (in the Committee’s discretion) or (e) by a combination of the foregoing. As soon as practicable, after receipt of written notice and payment, the Company shall deliver to the Participant, stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name. No Participant who is awarded Options shall have rights as a shareholder until the date of exercise of the Options.

6.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of the National Association of Securities Dealers, Inc. or any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

6.8 Nontransferability of Options.

(a) In general, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative. Unless otherwise specifically provided in the Option Agreement, any payment of the Option Price paid by delivery of Company Stock acquired directly or indirectly from the Company shall be paid only with Shares of Company Stock that have been held by the participant for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may grant or amend Nonqualified Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

ARTICLE VII

Restricted Stock

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Key Employees and in such amounts as it shall determine. Participants receiving Restricted Stock Awards are not required to the pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

7.3 Transferability. Except as provided in this Article VII and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement. No shares of Restricted Stock shall be sold until the expiration of at least six months after the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Key Employee or his guardian or legal representative.

7.4 Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.4 herein, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Union Bankshares 2003 Stock Incentive Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in an Agreement dated                     . A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of Union Bankshares Corporation.

7.6 Removal of Restrictions. Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 7.5 herein removed from his Stock certificate.

7.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

7.8 Dividends and Other Distributions. During the Period of Restriction, unless otherwise provided in the applicable Agreement, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were distributed.

7.9 Termination of Employment Due to Retirement. Unless otherwise provided in the Agreement, in the event that a Key Employee terminates his employment with the Company or one of its Subsidiaries because of normal retirement (as defined in the rules of the Company in effect at the time), any remaining Period of Restriction applicable to the Restricted Stock Shares pursuant to Section 7.3 herein shall automatically terminate and, except as otherwise provided in Section 7.4 herein the Shares of Restricted Stock shall thereby be free of restrictions and freely transferable. Unless otherwise provided in the Agreement, in the event that a Key Employee terminates his employment with the Company because of early retirement (as defined in the rules of the Company in effect at the time), the Committee, in its sole discretion, may waive the restrictions remaining on any or all Shares of Restricted Stock pursuant to Section 7.3 herein and add such new restrictions to those Shares of Restricted Stock as it deems appropriate.

7.10 Termination of Employment Due to Death or Disability. In the event a Key Employee’s employment is terminated because of death or disability during the Period of Restriction, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Section 7.3 herein shall automatically terminate and, except as otherwise provided in Section 7.4 herein the shares of Restricted Stock shall thereby be free of restrictions and fully transferable.

7.11 Termination of Employment for Other Reasons. Unless otherwise provided in the Agreement, in the event that a Key Employee terminates his employment with the Company for any reason other than for death, disability, or retirement, as set forth in Sections 7.9 and 7.10 herein, during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company.

ARTICLE VIII

Change in Control

In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion may, at the time the Award is made, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Company, upon a Participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

ARTICLE IX

Modification, Extension and Renewals of Awards

Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards, or, if authorized by the Board, accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan and authorize the granting of new Awards pursuant to the Plan in substitution therefor, and the substituted Awards may specify a lower exercise price than the surrendered Awards, a longer term than the surrendered Awards or may contain any other provisions that are authorized by the Plan. The Committee may also modify the terms of any outstanding Agreement. Notwithstanding the foregoing, however, no modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.

ARTICLE X

Amendment, Modification and Termination of the Plan

10.1 Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

10.2 Awards Previously Granted. No termination, amendment or modification of the Plan other than pursuant to Section 4.3 herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XI

Withholding

11.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant’s FICA obligation) required by law to be withheld (based on the minimum applicable statutory withholding rates) with respect to any grant, exercise, or payment made under or as a result of this Plan.

11.2 Stock Withholding. With respect to withholding required upon the exercise of Nonqualified Stock Options, or upon the lapse of restrictions on Restricted Stock, or upon the occurrence of any other similar taxable event, participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections shall be irrevocable and be made in writing, signed by the Participant on forms approved by the Committee in advance of the day that the transaction becomes taxable.

ARTICLE XII

Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XIII

General

13.1 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or SROs as may be required.

13.2 Effect of Plan. The establishment of the Plan shall not confer upon any Key Employee any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment of any Key Employee, nor is it a contract between the Company or any of its Subsidiaries and any Key Employee. Participation in the Plan shall not give any Key Employee any right to be retained in the service of the Company or any of its Subsidiaries.

13.3 Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

13.4 Governing Law. The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with and governed by the laws of the Commonwealth of Virginia and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code.

13.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY UNION BANKSHARES CORPORATION			For	With- hold	For All Except

            ANNUAL MEETING OF SHAREHOLDERS

                                    APRIL 15, 2003

The undersigned hereby appoints Ronald L. Hicks, W. Tayloe Murphy, Jr., and A. D. Whittaker, jointly and severally, proxies, with full power to act alone and with full power of substitution, to represent the undersigned and vote all shares of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of Union Bankshares Corporation to be held on Tuesday, April 15, 2003, at 2:00 p.m. at the Fredricksburg Country Club at 11301 Tidewater Trail, Fredricksburg, Virginia, or any adjournment thereof, on each of the following matters:

		1.	To elect three Class I directors to serve until the Annual Meeting of Shareholders in 2006. (except as marked to the contrary below):	☐	☐	☐
Frank B. Bradley, III, M. Raymond Piland, III and William M.Wright
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
				For	Against	Abstain
		2.	To approve the 2003 Stock Incentive Plan.	☐	☐	☐
				For	Against	Abstain
		3.	To ratify the appointment of Yount, Hyde, Barbour, P.C. as independent auditors for the Company for 2003.	☐	☐	☐

		4.	The transaction of any other business which may properly come before the Annual Meeting. Management at present knows of no other business to be presented at the Annual Meeting.

Please be sure to sign and date this Proxy in the box below.	Date	The meeting will be followed by a reception. Please check this box if you plan to attend.		è		☐

Shareholder sign above Co-holder (if any) sign above		This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each proposal.

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é    Detach above card, sign, date and mail in postage paid envelope provided.    é

UNION BANKSHARES CORPORATION

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

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